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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-3 of our report dated February 27, 1998, incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the year ended January 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

San Francisco, California
October 16, 1998